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                                 EXHIBIT 23.1

                      Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Epitope, Inc., of our report dated October 28, 1996, except for Note 13 as to which the date is November 6, 1996, November 14, 1996, and November 25, 1996, relating to the financial statements of Epitope Medical Products group, Agritope group and Epitope, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Independent Accountants."



PRICE WATERHOUSE LLP


Portland, Oregon
December 6, 1996